EXHIBIT 10: Office Lease Agreement.

                            CID LEASE
                    JBS EXECUTIVE SUITES, LLC.
                500 N. RAINBOW BOULEVARD  SUITE 300
                        Las Vegas, NV. 89107
                        Phone:  702-221-1900
Fax:  702-221-1901

     THIS AGREEMENT is made this 6th day of January, 2001,
     between JBS EXECUTIVE SUITES, LLC., as Landlord, and  Ronald
     Davis   representing  Blue Star Coffee, Inc  , as Tenant.

1.   Location: 500 N. RAINBOW, SUITE 300, LAS VEGAS, NEVADA
     89107.

2. Term of Lease: one year beginning 1/8/2001. After the original term, the Tenancy shall be automatically renewed for additional periods of a like duration, unless either party delivers written notice to the other of its intention to terminate the Agreement at least sixty (60) days prior to the expiration of the initial term or any renewal period thereof.

3.   Local directory advertising:  PLEASE INITIAL EITHER A OR B.

     (a)----------------------I wish to be listed in the local telephone directory yellow and white pages, which is distributed in January and July of each year and directory assistance. The cut-off dates for publications are April 1st and October 1st. I am aware that I will be invoiced $80.00 annually for this service which will appear on my first months billing and annually thereafter. The listing in the yellow pages is to appear under the heading of
     .

     (b)------------------I do not wish to be listed in the local telephone directory or with directory assistance.

4. Tenant hereby agrees to: (a) promptly pay rent and all other charges specified herein; (b) pay a late charge of ten percent (10%) of the amount of any rent which is not paid by 4:00 p.m. on the FIFTH (5th) calendar day of the month.

5. Landlord shall have no liability to Tenant for any acts except those shown to be negligent and performed by Landlord or its employees. Landlord shall have no liability to Tenant for failures of utilities or other services or for acts of other tenants. In the event the common area is materially damaged or destroyed, Landlord may elect to terminate the Lease.

6. The Tenant shall be liable for any damages or theft to the media and conference rooms while the Tenant is in possession of the keys to said rooms and is only relieved of this liability when the keys are returned to Landlord.

7. Any failure by Tenant to pay the rent or any other amount required to be paid hereunder as and when due, or any failure to observe or perform any other provision of this Agreement to be performed by Tenant is an event of default hereunder. In the event of default, Landlord shall have all the remedies afforded by law and equity.

8. Time is of the essence. A waiver of one default does not waive time is of the essence. Time is of the essence at all times and need not be reinstated by new notices from

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     Landlord.  Except as otherwise required by law, no grace
     periods apply nor are any notices of default required to be given by Landlord to Tenant.

9. Rent (inclusive of all service described in section 10 below provided by Landlord):$135.00 per month. If additional services are utilized, see Section 11 hereof for additional fees payable during the term hereof by Tenant.

     (a) Rent is due on the first day of each month during the term hereof.

     (b) Tenant agrees to pay all rental, sales, and transaction privilege.

     (c) A Security Deposit of $135.00 upon signature of this lease and will be held until termination of this lease by Tenant or Landlord and shall be refunded to tenant if all terms and conditions of this agreement are fulfilled and with sixty (60) day notice.

     (d) First month's rent in the amount of $135.00 to be paid at the execution of this Lease Agreement.

10. Services and uses provided by Landlord and included in the monthly rent:

          (a) Use of conference rooms on a reservation basis for 5 hours per month. Tenant is aware that he/she/they will be charged for any conference room time that has been reserved and not cancelled if not used. Said charge to be at the normal rate of $15.00 per hour.

          (b) Non-exclusive right to utilize common areas including reception area, conference rooms, kitchen, hallways, walkways, and restrooms.

     (c)  Business license hanging/storage.

          (d) Mail sorting by company name and placement of mail in pick-up area. Do not have mail sent here that is to an individual only. MUST INCLUDE COMPANY NAME.

          (e) Receptionist and telephone answering between 8:00 a.m. and 5:00 p.m., Monday through Friday (except holidays & 12:00-1:00 PM for lunch). Voicemail all other hours.

     (f) Access to common areas of Landlord Monday through Friday, between 8:00 AM and 5:00 PM.

11. The following additional services are available to Tenant, for which a separate monthly charge shall be made. Landlord reserves the right to modify these charges at any time.

     (a)  Out-going mail handling                 20% over postage

     (b)  Secretarial                             $8.00 per page

     (c)  Photocopying                            $ .13 per copy

     (d)  Facsimile transmitting                  $1.00 per page
                                            (incoming/out-going)

     (e)  Conference room use over 5 hrs./mo.     $15.00 per hour

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     (f)  Media room usage for large groups:      $25.00 per hour

     (g)  Additional company names                $10.00/name

     (h)  Phone changes                           $37.50/change

     The extra charges shown here shall be billed to tenant monthly. Landlord is not responsible for the nature or quality of services provided through independent contractors.

12. In the event of any action or proceedings brought by either party against the other under this Lease, the prevailing party shall be entitled to recover its reasonable expenses and attorney's fees incurred in such action or proceeding, as determined by the court.

13. Any termination of this Lease shall be given to Landlord by Tenant sixty (60) days prior to such date that Tenant wishes to discontinue services.

14. DISCLOSURE. Tenants are aware that Scott L. Bleazard is a licensed Real Estate Agent in the State of Nevada and is one of the Landlords in this Lease.

15.  The telephone of . is assigned to Tenant.

16. Mail received at the office will be handled in one (1) of the following methods: Please check which one that will apply. Mail to be received in the company name. If sent to individual - must be c/o your company name. Mail is not forwarded on accounts that carry a past due balance after the 5th of the month.

               A.   Held in mail area for tenant to pick-up
               during normal business hours.

               B.   Forwarded weekly to Tenant via regular
               postage at cost plus 20% to Tenant.

               C. Forwarded weekly to Tenant via his/her own overnight account. Pre-addressed forms to be provided to Landlord by Tenant.

               D. Forwarded weekly to Tenant via Landlord's overnight account at a cost to Tenant of cost plus
               20%.

17.  One time telephone installation charge of   $135.00   to be
     paid at the execution of this Lease.

18.  Total amount received at execution of this Lease Agreement
     to be in the amount of      $405.00     described as
     follows:

             $135.00          First month's rent.
             -------
             $135.00          Refundable security deposit.
             -------
             $135.00          Telephone installation charge.
             -------

          IN WITNESS WHEREOF, the parties hereto have entered into this Lease as of the day and year first above written.

LANDLORD: JBS EXECUTIVE SUITES, LLC. A NEVADA CORPORATION

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By:
     Scott L. Bleazard, President

TENANT:

By:---------------------------------

EIN # 88-0471353 or SS # ###-##-####
------------------------------------
           (required)

Name:----------------Title:------------------
     (Please print)

Billing Address: 4640 S.W. Greensboro
                 Suite 201
                 Beaverton, OR  97007



 Phone:503-646-6134
 Fax:  503-646-2084

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